EXHIBIT 99.1

   Media Contact: Kekst & Co.            STILWELL
      Michael Herley (212-521-4897)      FINANCIAL INC.

                                                     920 Main Street, 21st Floor
                                                    Kansas City, Missouri  64105

Investors Contact:                                              NYSE Symbol:  SV
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO
  Douglas E. Pittman (816-218-2415)          Release No. 2001-15    May 10, 2001
    Manager of Investor Relations

                                 {News Release}

                          STILWELL FINANCIAL INC. HOLDS
                           ANNUAL SHAREHOLDER MEETING

                          Announces Quarterly Dividend
                                    (Page 1)

Kansas City, Missouri

Stilwell Financial Inc. ("Stilwell" or the "Company") held its "First" Annual Meeting of Shareholders ("Annual Meeting") today at the Marriott Downtown Hotel, 200 West 12th Street, Kansas City, Missouri. With 86.3% of the Company's outstanding common stock represented in person or by proxy at the Annual Meeting, the stockholders re-elected Morton I. Sosland as a director to serve until the Annual Meeting in 2004. The shareholders also approved a performance-based incentive compensation plan for Thomas H. Bailey, the Chairman, President and Chief Executive Officer of Janus Capital Corporation, and also ratified the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2001.

In other action, the Board of Directors declared a one cent dividend on the Company's outstanding common stock, payable on July 31, 2001 to stockholders of record at the close of business on July 16, 2001.

Stilwell is a diversified, global financial services company with operations through its subsidiaries and affiliates in North America, Europe and Asia. The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 90.2% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 86% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximate 33% interest.

                               * * * * * * * * * *


This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and Stilwell's Annual Report on Form 10-K for the year ended December 31, 2000, both on file with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.
                              ............. The End